Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
408.586.4271
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
408.586.3768
shawn.dainas@polycom.com

Polycom Announces Total Revenues of $379 Million for Second Quarter 2012;

Revenues Grew 4 Percent Year-over-Year

UC Group Systems revenues grew 7 percent year-over-year;

UC Platform revenues grew 6 percent year-over-year

San Jose, California – July 24, 2012 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open standards-based unified communications (UC), today reported financial results for the second quarter ended June 30, 2012. Total combined revenues were $379 million, including revenues from the company’s Enterprise Wireless Solutions (EWS) business of $21 million. Polycom has announced plans to divest the EWS business in order to focus its product and technology portfolio on core unified communications and video collaboration solutions.

Second quarter 2012 consolidated net revenues from continuing operations were $359 million, up 5 percent year-over-year as compared to $341 million for the second quarter of 2011. Non-GAAP net income for the second quarter of 2012 was $39 million, or 22 cents per diluted share, compared to non-GAAP net income of $43 million, or 24 cents per diluted share, for the second quarter of 2011. GAAP net income for the second quarter of 2012 was $7 million, or 4 cents per diluted share, compared to $29 million, or 16 cents per diluted share, for the same period last year. The share and per share data for all periods presented in this release have been adjusted to reflect the two-for-one stock split that was effective July 1, 2011 and the classification of Polycom’s EWS business as discontinued operations.

“Demand for our best in class UC solutions was solid in Q2, which allowed us to exceed both revenue and earnings expectations,” stated Andrew M. Miller, Polycom President and Chief Executive Officer. “In the second half of this year, we will be launching a series of products that we believe will be game-changing and will allow us to expand our addressable market and extend our advantages versus the competition. Most recently, we launched the new Polycom® RealPresence® Resource Manager offering that further differentiates our Polycom® RealPresence® Platform with support for large scale video deployments of up to 10,000 endpoints, including mobile devices, multi-tenancy for service providers to deliver Video-as-a-Service cost-effectively, and a new suite of rich, open APIs that extends the value and ecosystem around our RealPresence Platform.”

“Our overall performance was better than expected, although we are closely monitoring demand in Europe,” continued Eric Brown, Polycom Chief Operating Officer and Chief Financial Officer. “Our primary focus for the balance of the year will be allocating resources to support our key upcoming new product launches.”

When reviewing these results, it is important to note that due to the previously announced divestiture of the EWS business, results attributable to the EWS business are therefore considered discontinued operations for all periods presented. Accordingly, EWS revenue and related expenses are shown, net of taxes, as discontinued operations in the statement of operations and excluded from non-GAAP results. Prior periods have been restated to conform to the current period presentation.

Results for the second quarter ended June 30, 2012, before consideration of EWS as discontinued operations, were as follows:

	Revenues (millions)	Non-GAAP Earnings per Diluted Share
Continuing operations	$358.5	$0.22
EWS reported as discontinued operations	$20.8	$0.02

Total revenues	$379.3	$0.24

The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

On a geographic basis, consolidated net revenues from continuing operations for the second quarter of 2012 were comprised of:

•	50 percent Americas, or $177.7 million, an increase of 3 percent year-over-year;

•	22 percent Europe, Middle East, and Africa (EMEA), or $80.4 million, a decrease of 2 percent year-over-year; and

•	28 percent Asia Pacific, or $100.4 million, an increase of 16 percent year-over-year.

By product line, inclusive of its service component, consolidated net revenues from continuing operations for the second quarter of 2012 were comprised of:

•	UC Group Systems of $251.7 million, an increase of 7 percent year-over-year;

•	UC Personal Devices of $42.9 million, a decrease of 3 percent year-over-year; and

•	UC Platform of $63.9 million, an increase of 6 percent year-over-year.

In Q2 2012, Polycom generated a total of $41 million in operating cash flow and completed share repurchases of $20 million. Operating cash flow on a trailing 12 month basis was $242 million.

Q2 2012 Business Highlights

•	Announced a definitive agreement to divest the EWS business to an affiliate of Sun Capital Partners, Inc. The sale is expected to close within the third quarter of 2012.

•	Announced updates to Polycom® RealPresence® Video Content Management solutions that deliver live video streaming and video recordings on-demand through a Web portal to Android and Apple devices.

•	Introduced new corporate brand identity to underscore Polycom’s continuing transformation to a software-led company.

•	Announced BT Conferencing is using the Polycom® RealPresence® Platform to power its Video-as-a-Service (VaaS) offering for Polycom deployments.

•	Entered into a U.S. and Canadian distribution agreement with Avnet Technology Solutions, under which they will resell Polycom® RealPresence® video and voice solutions.

Earnings Call Details

Polycom will hold a conference call today, July 24, 2012, at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter financial results. Andrew M. Miller, President and CEO, and Eric Brown, Chief Operating Officer and Chief Financial Officer, will host the call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 800.707.8704 and for callers outside of the U.S. and Canada, by calling 303.223.4360. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 800.633.8284 and, for callers outside of the U.S. and Canada, at 402.977.9140. The access number for the replay is 21598593. A replay of the call will be available on www.polycom.com for at least three months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the expected expansion of our addressable market and competitive advantages through game-changing new product launches, the expected areas of focus and anticipated results of realigning our expense profile, the expected close date of the divestiture of our EWS business, and our transformation to a software-led company. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business and divest our EWS business; possible delays in the development, availability and shipment of new products; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to us that may result from new senior-level hires; continuing disruption to the business due to the realignment of the North America sales organization; our inability to achieve the expected results from adjustments being made to our expense profile; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open standards-based unified communications (UC) solutions for telepresence, video, and voice, powered by the Polycom® RealPresence®Platform. The RealPresence Platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers, specialists, and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best total cost of ownership, interoperability, scalability, and security for video collaboration, whether on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Product revenues	$272,279	$282,332	$533,555	$549,718
Service revenues	86,221	58,236	170,656	110,975

Total revenues	358,500	340,568	704,211	660,693

Cost of revenues:
Cost of product revenues	109,498	108,112	214,628	206,495
Cost of service revenues	35,080	21,479	69,324	44,435

Total cost of revenues	144,578	129,591	283,952	250,930

Gross profit	213,922	210,977	420,259	409,763

Operating expenses:
Sales and marketing	118,021	105,281	230,188	204,102
Research and development	49,726	46,609	99,428	87,896
General and administrative	23,682	20,874	44,999	38,992
Amortization of purchased intangibles	2,479	622	4,806	936
Restructuring costs	12,735	897	15,658	3,475
Acquisition-related expenses	3,545	1,997	5,459	4,346

Total operating expenses	210,188	176,280	400,538	339,747

Operating income	3,734	34,697	19,721	70,016

Other expense, net	(993)	(728)	(2,780)	(2,007)

Income from continuing operations before provision for income taxes	2,741	33,969	16,941	68,009
Provision for income taxes	509	7,805	2,359	7,408

Income from continuing operations	2,232	26,164	14,582	60,601

Income from discontinued operations, net of taxes	4,313	2,379	7,065	1,920

Net income	$6,545	$28,543	$21,647	$62,521

Basic net income per share:
Income per share from continuing operations	$0.01	$0.15	$0.08	$0.34
Income per share from discontinued operations, net of taxes	$0.02	$0.01	$0.04	$0.01

Basic net income per share	$0.04	$0.16	$0.12	$0.36

Diluted net income per share:
Income per share from continuing operations	$0.01	$0.14	$0.08	$0.33
Income per share from discontinued operations, net of taxes	$0.02	$0.01	$0.04	$0.01

Diluted net income per share:	$0.04	$0.16	$0.12	$0.34

Number of shares used in computation of net income per share:
Basic	177,720	176,670	177,574	175,863

Fully diluted	179,047	182,329	179,768	181,464

Note:	Earnings per share amounts for continuing operations, discontinued operations and net income, as presented above, are calculated individually and may not sum due to rounding differences.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
GAAP net income	$6,545	$28,543	$21,647	$62,521

Income from discontinued operations, net of income taxes	(4,313)	(2,379)	(7,065)	(1,920)
Amortization of purchased intangibles	4,388	2,215	8,625	3,179
Restructuring costs	12,735	897	15,658	3,475
Acquisition-related expenses	3,545	1,997	5,459	4,346
Stock-based compensation expense	22,494	15,624	40,246	25,621
Effect of stock-based compensation on warranty rates	183	117	371	228
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	—	124	115	1,292
Impairment of an investment in a private company	—	—	—	500
Benefit related to the resolution of a multi-year tax audit	—	—	—	(7,486)
Income tax effect of non-GAAP exclusions	(6,929)	(3,708)	(12,097)	(7,389)

Non-GAAP net income	$38,648	$43,430	$73,888	$84,367

GAAP earnings per share
Basic	$0.04	$0.16	$0.12	$0.36

Fully diluted	$0.04	$0.16	$0.12	$0.34

Non-GAAP earnings per share
Basic	$0.22	$0.25	$0.42	$0.48

Fully diluted	$0.22	$0.24	$0.41	$0.46

Number of shares used in computation of GAAP and non-GAAP earnings per share:
Basic	177,720	176,670	177,574	175,863
Fully diluted	179,047	182,329	179,768	181,464

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$394,651	$375,241
Short-term investments	177,422	159,426
Trade receivables, net	211,871	210,804
Inventories	99,886	93,284
Deferred taxes	43,869	37,282
Prepaid expenses and other current assets	53,166	51,241
Assets held for sale, current	62,586	67,130

Total current assets	1,043,451	994,408

Property and equipment, net	140,809	126,884
Long-term investments	42,853	56,772
Goodwill and purchased intangibles	616,975	623,121
Deferred taxes	25,678	23,356
Other assets	19,500	20,264

Total assets	$1,889,266	$1,844,805

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$94,917	$110,719
Accrued payroll and related liabilities	29,394	38,546
Deferred revenue	150,264	138,486
Other accrued liabilities	58,510	59,288
Liabilities held for sale, current	13,981	14,119

Total current liabilities	347,066	361,158

Non-current liabilities
Deferred revenue	88,589	82,898
Taxes payable	16,718	16,813
Deferred taxes	538	558
Other non-current liabilities	18,070	13,262

Total liabilities	470,981	474,689

Stockholders' equity	1,418,285	1,370,116

Total liabilities and stockholders' equity	$1,889,266	$1,844,805

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2012	June 30, 2011

Cash flows from operating activities:
Net income	$21,647	$62,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,530	25,202
Amortization of purchased intangibles	11,439	9,159
Provision for excess and obsolete inventories	4,828	5,299
Provision for doubtful accounts	550	—
Stock-based compensation expense	41,024	26,139
Impairment of private company investments	—	500
Excess tax benefits from stock-based compensation	(5,634)	(11,977)
Loss on disposals of property and equipment	3,231	699

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(1,224)	(30,254)
Inventories	(10,497)	4,624
Deferred taxes	(9,635)	(6,635)
Prepaid expenses and other assets	(3,636)	(4,920)
Accounts payable	(22,822)	4,533
Taxes payable	3,987	9,531
Other accrued liabilities	10,657	36,476

Net cash provided by operating activities	73,445	130,897

Cash flows from investing activities:
Purchases of property and equipment	(35,513)	(32,029)
Purchases of investments	(142,565)	(228,251)
Proceeds from sale of investments	14,790	26,722
Proceeds from maturities of investments	123,873	167,646
Net cash paid in purchase acquisitions	(4,583)	(50,041)

Net cash used in investing activities	(43,998)	(115,953)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	15,147	29,891
Repurchase of common stock	(30,818)	(17,441)
Excess tax benefits from stock-based compensation	5,634	11,977

Net cash (used in) provided by financing activities	(10,037)	24,427

Net increase in cash and cash equivalents	19,410	39,371
Cash and cash equivalents, beginning of period	375,441	324,188

Cash and cash equivalents, end of period	$394,851	$363,559

These Condensed Consolidated Statements of Cash Flows include combined cash flows of continuing and discontinued operations.

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

GAAP cost of revenues used in inventory turns	$144,578	$129,591	$283,952	$250,930
Stock-based compensation expense	(2,486)	(1,545)	(4,783)	(2,668)
Effect of stock-based compensation on warranty rates	(183)	(117)	(371)	(228)
Amortization of purchased intangibles	(1,909)	(1,593)	(3,819)	(2,243)

Non-GAAP cost of revenues used in inventory turns	$140,000	$126,336	$274,979	$245,791

GAAP gross profit	$213,922	$210,977	$420,259	$409,763
Stock-based compensation expense	2,486	1,545	4,783	2,668
Effect of stock-based compensation on warranty rates	183	117	371	228
Amortization of purchased intangibles	1,909	1,593	3,819	2,243

Non-GAAP gross profit	$218,500	$214,232	$429,232	$414,902

Non-GAAP gross margin	60.9%	62.9%	61.0%	62.8%

GAAP sales and marketing expense	$118,021	$105,281	$230,188	$204,102
Stock-based compensation expense	(9,659)	(6,362)	(17,303)	(11,113)

Non-GAAP sales and marketing expense	$108,362	$98,919	$212,885	$192,989

Non-GAAP sales and marketing expense as percent of revenues	30.2%	29.0%	30.2%	29.2%

GAAP research and development expense	$49,726	$46,609	$99,428	$87,896
Stock-based compensation expense	(4,852)	(3,612)	(9,399)	(5,928)

Non-GAAP research and development expense	$44,874	$42,997	$90,029	$81,968

Non-GAAP research and development expense as percent of revenues	12.5%	12.6%	12.8%	12.4%

GAAP general and administrative expense	$23,682	$20,874	$44,999	$38,992
Stock-based compensation expense	(5,497)	(4,105)	(8,761)	(5,912)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	—	(124)	(115)	(1,292)

Non-GAAP general and administrative expense	$18,185	$16,645	$35,194	$31,788

Non-GAAP general and administrative expense as percent of revenues	5.1%	4.9%	5.0%	4.8%

GAAP total operating expenses	$210,188	$176,280	$400,538	$339,747
Stock-based compensation expense	(20,008)	(14,079)	(35,463)	(22,953)
Amortization of purchased intangibles	(2,479)	(622)	(4,806)	(936)
Restructuring costs	(12,735)	(897)	(15,658)	(3,475)
Acquisition-related expenses	(3,545)	(1,997)	(5,459)	(4,346)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	—	(124)	(115)	(1,292)

Non-GAAP total operating expenses	$171,421	$158,561	$338,108	$306,745

Non-GAAP total operating expenses as percent of revenues	47.8%	46.6%	48.0%	46.4%

GAAP operating income	$3,734	$34,697	$19,721	$70,016
Stock-based compensation expense	22,494	15,624	40,246	25,621
Effect of stock-based compensation on warranty rates	183	117	371	228
Amortization of purchased intangibles	4,388	2,215	8,625	3,179
Restructuring costs	12,735	897	15,658	3,475
Acquisition-related expenses	3,545	1,997	5,459	4,346
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	—	124	115	1,292

Non-GAAP operating income	$47,079	$55,671	$91,124	$108,157

Non-GAAP operating margin	13.1%	16.3%	12.9%	16.4%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Cost of sales - product	$793	$539	$1,751	$1,124
Cost of sales - service	1,693	1,006	3,032	1,544

Stock-based compensation expense in cost of sales	2,486	1,545	4,783	2,668

Sales and marketing	9,659	6,362	17,303	11,113
Research and development	4,852	3,612	9,399	5,928
General and administrative	5,497	4,105	8,761	5,912

Stock-based compensation expense in operating expenses	20,008	14,079	35,463	22,953

Total stock-based compensation expense	$22,494	$15,624	$40,246	$25,621